UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	July 26, 2010
(Date of earliest event reported):	July 26, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-291-2411
Former name or former address, if changed since last Report:  N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

 On July 26, 2010, Fulton Financial Corporation ("Fulton") posted a new corporate presentation (the “Corporate Presentation”) on its Investor Information website at www.fult.com. The Corporate Presentation, attached as Exhibit 99.1 and incorporated by reference, updates previously filed presentations and provides an overview of Fulton's strategy and performance.

On July 28, 2010, Fulton will participate in the Keefe, Bruyette & Woods 2010 Community Bank Conference in New York City. E. Philip Wenger, president and chief operating officer of Fulton, and Betsy Chivinski, executive vice president and controller, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton from 10:30 a.m. until 11:00 a.m. Eastern Time. Fulton’s presentation will include the Corporate Presentation attached as Exhibit 99.1 and incorporated by reference.

A live webcast of the Keefe, Bruyette & Woods 2010 Community Bank Conference, which will include slides and audio, will be available via the Internet through Fulton's website at www.fult.com. (Click on Investor Relations, then click on the conference link at the top of the screen.) Please go to this website 15 minutes early to download and install any necessary audio software you may need to hear the audio portion of the presentation and also to view the slides. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference. There is no charge to access this event.

 The Corporate Presentation attached as Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Corporate Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2010	Fulton Financial Corporation By: /s/ E. Philip Wenger E. Philip Wenger President and Chief Operating Officer